Exhibit 10.2(c)

THIRD AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of and effective as of November 9, 2004, (the “Effective Date”), by and among BANK OF AMERICA, NATIONAL ASSOCIATION, as administrative agent (“Administrative Agent”) for the other lenders identified on the signature pages hereof (“Lenders”), and METALS USA, INC., a Delaware corporation, and each of its subsidiaries (“Subsidiaries”) which are parties hereto (collectively, “Borrowers”).

RECITALS

A.                                   Borrowers (meaning, in this case, all entities comprising Borrowers as of October 31, 2002), Administrative Agent and Lenders are parties to that certain Loan and Security Agreement dated as of October 31, 2002 (as amended, the “Agreement”; terms defined in the Agreement and not otherwise defined herein shall be used herein as defined in the Agreement).

B.                                     Borrowers, Administrative Agent, and Lenders desire to amend the Agreement to provide for certain modifications as set forth herein, all subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

1.                                       AMENDMENT TO THE AGREEMENT.  Effective as of the Effective Date, the Agreement is hereby amended as follows:

1.1                                 Amendment to Section 1.1 of the Agreement.  The existing definitions of the following defined terms in Section 1.1 of the Agreement are amended and restated in their entirety to read as follows:

“Anniversary Date” means a yearly (twelve-month) anniversary of November 9, 2004.

“Annual Agent Fee” means $125,000.

“Applicable Margin” means (a) during the period commencing on November 9, 2004 and ending on but not including the first adjustment date set forth hereinbelow, -0.250% with respect to Base Rate Revolving Loans and 1.25% with respect to LIBOR Rate Revolving Loans, and (b) on the first adjustment date set forth hereinbelow and thereafter, in each case subject to adjustment from time to time thereafter to the applicable percentage specified corresponding to the Fixed Charge Coverage Ratio, as set forth below, respectively:

Fixed Charge Coverage Ratio	Base Rate Revolving Loans	LIBOR Rate Revolving Loans
Less than 0.80 to 1.00	0.50%	2.50%
Greater than or equal to 0.80 to 1.00, but less than or equal to 1.00 to 1.00	0.25%	2.25%
Greater than 1.00 to 1.00, but less than or equal to 1.25 to 1.00	0.00%	2.00%
Greater than 1.25 to 1.00, but less than or equal to 1.50 to 1.00	-0.125%	1.75%
Greater than 1.50 to 1.00	-0.250%	1.50%
Greater than 2.00 to 1.00 and Minimum EBITDA Compliance	-0.250%	1.25%

For the purpose of determining any such adjustments to the Applicable Margin, the Fixed Charge Coverage Ratio shall be determined as of the last day of each Fiscal Period of the Parent based upon the Parent’s Financial Statements for the three immediately preceding Fiscal Periods (provided, however, if a Fiscal Period in which the Applicable Margin is being determined ends on a Fiscal Quarter end or a Fiscal Year end, the Borrowers will have the option, pursuant to Section 7.2(b), of providing an Applicable Margin Calculation in lieu of Financial Statements for Fiscal Periods ending after a Fiscal Quarter or Fiscal Year, whichever is applicable, within thirty (30) days after the end of such Fiscal Period for purposes of this calculation), beginning with the Fiscal Period ending November 30, 2004, delivered to the Agent as described by Section 7.2(b), and any such adjustment, if any, shall become effective (A) with respect to the Base Rate Revolving Loans and all other Obligations on and after the first day of the Fiscal Period following the Fiscal Period in which such Financial Statements are (or, such optional Applicable Margin Calculation is) delivered to the Agent and (B) with respect to LIBOR Rate Revolving Loans as of the date on or after the first day of the Fiscal Period following the Fiscal Period in which such Financial Statements are (or, such optional Applicable Margin Calculation is) delivered to the Agent when any LIBOR Rate Revolving Loan is made, continued, or converted, as the case may be; provided, however, in the event that, with respect to any Fiscal Quarter or Fiscal Year, the Financial Statements of the Borrowers required by Section 7.2(a) or Section 7.2(b) shall indicate the Fixed Charge Coverage Ratio or Minimum EBITDA Compliance (i) is less than that reflected in the Financial Statements or Applicable Margin Calculations provided at the end of any Fiscal Period pursuant to Section 7.2(b), the Applicable Margin shall be adjusted retroactively (to the effective date of the Applicable Margin which was determined based upon the delivery of such Financial Statements or Applicable Margin Calculations delivered pursuant to Section 7.2(b)) to reflect an Applicable Margin based upon the Fixed Charge Coverage Ratio or Minimum EBITDA Compliance determined by such Financial Statements delivered with respect to such Fiscal Quarter or Fiscal Year pursuant to Section

7.2(a) or Section 7.2(b) and each of the Borrowers shall make payments to the Agent on behalf of the Lenders, or (ii) more than that reflected in the Financial Statements or Applicable Margin Calculations provided at the end of any Fiscal Period pursuant to Section 7.2(b), the Applicable Margin shall be adjusted retroactively (to the first day of the month in which such updated Financial Statements are delivered) to reflect an Applicable Margin based upon the Fixed Charge Coverage Ratio or Minimum EBITDA Compliance determined by such Financial Statements delivered with respect to such Fiscal Quarter or Fiscal Year pursuant to Section 7.2(a) or Section 7.2(b).

“Interest Period” means, with respect to any LIBOR Rate Revolving Loan, the period commencing on the Funding Date of such Revolving Loan or on the Conversion/Continuation Date on which such Revolving Loan is converted into or continued as a LIBOR Rate Revolving Loan, and ending on the date one, two, three or six months thereafter as selected by a Borrower in a Notice of Borrowing or a Notice of Conversion/Continuation; provided that:

(a)                                  if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b)                                 any Interest Period pertaining to a LIBOR Rate Revolving Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)                                  no Interest Period shall extend beyond the Stated Termination Date.

“Maximum Revolver Amount” means $350,000,000.

“Stated Termination Date” means November 9, 2009.

1.2                                 Amendment to Definition of “Restricted Investment” in Section 1.1 of the Agreement.  The reference to “$10,000,000” in subsection (j) of the definition of Restricted Investment is deleted and replaced with “$25,000,000”.

1.3                                 Addition to Section 1.1 of the Agreement.  The following definitions are added to Section 1.1 of the Agreement in alphabetical order and read in their entirety as follows:

“Applicable Margin Calculation” means Fixed Charge Coverage Ratio and EBITDA calculations to determine the Applicable Margin and Minimum EBITDA Compliance in accordance with the terms of this Agreement and in form and substance reasonably satisfactory to the Agent.

“Minimum EBITDA Compliance” means the Borrower shall have maintained as of the last day of each Fiscal Period, as computed for the twelve month period preceding any date of determination and based on the information provided pursuant to Section 7.2(a), (b) and (c), EBITDA in an amount in excess of $100,000,000 for such period of determination.  For the avoidance of doubt, Minimum EBITDA Compliance is applicable only with respect to the calculation of the Applicable Margin.

1.4           Amendment to Section 2.1 of the Agreement.  The Reference to “$200,000,000” in Section 2.1 of the Agreement is deleted and replaced with “$350,000,000”.

1.5                                 Amendment to Section 3.1(c) of the Agreement.  Section 3.1(c) of the Agreement is amended and restated in its entirety to read as follows:

(c)                                  Interest Periods.  After giving effect to any Borrowing, conversion, or continuation of any LIBOR Rate Revolving Loan, there may not be more than twelve (12) different Interest Periods in effect hereunder; provided that in its discretion the Agent may agree to permit the Borrowers to maintain more than twelve (12) different Interest Periods in effect hereunder.

1.6                                 Amendment to Section 3.6 of the Agreement.  Section 3.6 of the Agreement is amended and restated in its entirety to read as follows: “[reserved].”

1.7                                 Amendment to Section 4.2(b) of the Agreement.  Section 4.2(b) of the Agreement is amended and restated in its entirety to read as follows:

(b)                                 The Borrowers may terminate this Agreement upon at least thirty (30) days prior written notice thereof to the Agent and the Lenders, upon (i) the payment in full of all outstanding Revolving Loans, together with accrued and unpaid interest thereon, and the cancellation and return of all outstanding Letters of Credit and Credit Support (or, alternatively, with respect to each such Letter of Credit or Credit Support, the furnishing to the Agent, for the benefit of the Lenders, of a Supporting Letter of Credit or cash deposit, in each case in amounts and in the manner required by Section 2.3(i)), (ii) the payment of the early termination fee set forth in the following sentence, (iii) with respect to any LIBOR Rate Revolving Loans prepaid in connection with such termination prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in Section 5.4, and (iv) the payment in full in cash of all other Obligations together with accrued and unpaid interest thereon. Subject to Section 3.3, if this Agreement is terminated at any time on or prior to the first Anniversary Date the Borrowers shall pay to the Agent, for the account of the Lenders, an early termination fee in an amount equal to one percent (1.00%) of the then existing Maximum Revolver Amount.  Notwithstanding the foregoing, no such early termination fee shall be payable in the event this Agreement is terminated in connection with refinancing of the Obligations in a transaction in which the Bank, or any of its Affiliates, provides or arranges replacement financing or acts as underwriter or arranger of any public offering of debt or equity securities of the Parent.

1.8                                 Amendment to Section 7.2(b) of the Agreement.  Section 7.2(b) of the Agreement is amended and restated in its entirety as follows:

(b)                                 The Borrowers will furnish, or cause to be furnished, as soon as available, but in any event not later than thirty (30) days after the end of each Fiscal Period, other than any Fiscal Period which is a Fiscal Quarter end and with respect to any such Fiscal Quarter end within forty-five (45) days after the end of such Fiscal Quarter, a Compliance Certificate, consolidated and consolidating (with respect to each business product group of the Parent) unaudited balance sheets of the Parent and its Subsidiaries as at the end of such Fiscal Period or Fiscal Quarter, as applicable, and consolidated and consolidating (with respect to each business product group of the Parent) unaudited statements of income and cash flow for the Parent and its Subsidiaries for such Fiscal Period or Fiscal Quarter, as applicable, and for the period from the beginning of the Fiscal Year to the end of such Fiscal Period or Fiscal Quarter, as applicable, all in reasonable detail, fairly presenting the financial position and results of operations of the Parent and its Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP (other than presentation of footnotes and subject to normal year-end audit adjustments) applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a) or, in the case of consolidating Financial Statements, the Borrowers’ standard internal practices, provided, however, in the event that the Borrowers cannot provide such Financial Statements within thirty (30) days after any Fiscal Period ending on a Fiscal Quarter end or Fiscal Year end, the Borrowers shall provide the Agent with an Applicable Margin Calculation in the form of Exhibit G attached hereto within thirty (30) days after the end of such Fiscal Quarter or Fiscal Year.  Notwithstanding anything to the contrary contained herein, should the Borrowers elect to provide the Applicable Margin Calculation in lieu of Financial Statements within thirty (30) days after such Fiscal Quarter end or Fiscal Year end, the Borrowers shall also furnish Financial Statements in accordance with the terms hereof.  The Parent shall certify by a certificate signed by its chief financial officer or chief accounting officer that all such Financial Statements have been prepared in accordance with GAAP or, in the case of consolidating financial statements, the Borrowers’ standard internal practices and present fairly, subject to normal year-end adjustments, the financial position of the Parent and its Subsidiaries as at the dates thereof and its results of operations for the periods then ended.

1.9                                 Amendment to Section 9.10(a)(ii) of the Agreement.  The reference to “$1,100,000” in Section 9.10(a)(ii) of the Agreement is deleted and is replaced with “$2,200,000”.

1.10                           Amendment to Section 9.22 of the Agreement.  Section 9.22 of the Agreement is amended and restated in its entirety to read as follows:

Section 9.22                                Capital Expenditures.  No Borrower shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Borrowers on a consolidated basis during any Fiscal Year would exceed $35,000,000.

1.11                           Amendment to Section 9.24 of the Agreement.  The references to “20,000,000” in Section 9.24 of the Agreement are deleted and are replaced with “35,000,000”.

1.12                           Amendment to Section 12.1 of the Agreement.  Section 12.1 of the Agreement is amended and restated in its entirety to read as follows:

The Borrowers may terminate this Agreement at any time if they: (a) give the Agent and the Lenders thirty (30) days prior written notice of termination by registered or certified mail; and (b) pay and perform all Obligations, including, without limitation, all fees (if any) required by Section 4.2 and any other fees payable under the Loan Documents on or prior to the effective date of termination.  The Agent upon direction from the Majority Lenders may terminate this Agreement without notice to the Borrowers during the existence of an Event of Default.  Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest, and any early termination or prepayment fees but excluding indemnification obligations to the extent no claim with respect thereto has been asserted and remains unsatisfied) shall become immediately due and payable and the Borrowers shall immediately arrange for the cancellation and return of all Letters of Credit and Credit Support then outstanding.  Notwithstanding the termination of this Agreement, until all Obligations (other than such indemnification obligations relating to unasserted claims) are indefeasibly paid and performed in full in cash, the Borrowers shall remain bound by the terms of this Agreement and shall not be relieved of any of their Obligations hereunder or under any other Loan Document, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including, without limitation, the Agent’s Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

1.13                           Addition of Exhibit G to the Agreement.  Exhibit G is added to the Agreement and all references in the Loan Documents to Exhibit G are hereby deemed references to the attached Exhibit G.

2.                                       ACKNOWLEDGMENT OF THE BORROWERS.  Borrowers acknowledge and agree that Lenders executing this Amendment have done so in their sole discretion and without any obligation to consent to any other or future amendments to the Agreement.  Borrowers further acknowledge and agree that any action taken or not taken by Lenders or Administrative Agent prior to, on or after the date hereof shall not constitute a waiver or modification of any term, covenant or provision of any Loan Document.

3.                                       REPRESENTATIONS AND WARRANTIES.  By its execution and delivery hereof, Borrowers represent and warrant to Lenders that, as of the date hereof the representations and warranties contained in the Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as if made on and as of such date, and no event has occurred and is continuing which constitutes a Default or an Event of Default.

4.                                       CONDITIONS OF EFFECTIVENESS.  This Amendment shall be effective as of the Effective Date upon execution by all of Lenders and the other parties hereto, so long as (i) all corporate actions of Borrowers taken in connection herewith and the transactions contemplated hereby shall be satisfactory in form and substance to Administrative Agent and Lenders, (ii) Administrative Agent shall have received from Borrowers, a Revolving Note payable to the order of each Lender in the amount of its Commitment (as revised by this Amendment and listed on each Lender’s signature page hereto), duly executed by Borrowers, (iii) there shall not have occurred or exist any event or condition which constitutes a Material Adverse Effect, (iv) Administrative Agent shall have received from Borrowers, for the ratable benefit of all Lenders (based upon the dollar amount set forth beside each respective Lender’s name under the heading “Commitment” on the signature pages of this Amendment), an amendment closing fee in the amount of $525,000, (v) giving effect to any Notice of Borrowing pending on the Effective Date, minimum Availability of $50,000,000 must exist on the Effective Date, (vi) Administrative Agent shall have received such other documents, certificates, and instruments as Administrative Agent shall reasonably require prior to Administrative Agent’s receipt of this Amendment executed by the Majority Lenders and the other parties hereto and (vii) Administrative Agent shall have received all agreed upon fees and costs associated with this Amendment and the other Loan Documents.

5.                                       OTHER AGREEMENTS. Borrowers shall (i)  within thirty (30) days of the Effective Date, provide Administrative Agent and Lenders the opportunity to examine the books of account and other records and files of Borrowers and to conduct a post-closing audit which shall include, without limitation, verification of Inventory, Accounts and the Borrowing Base, and the results of such examination and audit shall be satisfactory to Administrative Agent and Lenders in all respects and (ii) within ten (10) Business Days of the Effective Date, provide a good standing certificate for Metals USA Plates and Shapes Southeast, Inc. in substance satisfactory to the Administrative Agent.  Failure to comply with any provision of this Section shall constitute an Event of Default under the Agreement.

6.                                       REFERENCE TO AGREEMENT.  Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Agreement, as affected and amended by this Amendment.

7.                                       COUNTERPARTS; EXECUTION VIA FACSIMILE.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Amendment may be validly executed and delivered by facsimile or other electronic transmission.

8.                                       GOVERNING LAW; BINDING EFFECT.  This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon Borrower, Administrative Agent, each Lender and their respective successors and assigns.

9.                                       HEADINGS.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

10.                                 LOAN DOCUMENT.  This Amendment is a Loan Document and is subject to all provisions of the Agreement applicable to Loan Documents, all of which are incorporated in this Amendment by reference the same as if set forth in this Amendment verbatim.

11.                                 ACKNOWLEDGEMENT OF LENDERS.  Each Lender acknowledges that as of the date of this Amendment, and giving effect to this Amendment, it’s respective Commitment is as set forth opposite its respective signature to this Amendment.

12.                                 ACKNOWLEDGMENT OF NEW LENDER.  Borrowers, Lenders, Administrative Agent and UPS Capital Corporation (the “New Lender”) acknowledge and agree that the New Lender shall be a party under the Loan Documents and have the rights and obligations of a Lender, including but not limited to the obligation to participate in Letters of Credit and Credit Support, under the Loan Documents.

13.                                 FEES AND EXPENSES.  Borrowers agree to pay all reasonable out-of-pocket fees and expenses of Administrative Agent in connection with the Loan Documents, including this Amendment, including without limitation, appraisal fees, filing and recording fees, legal and other professional fees and expenses, if any, incurred on or prior to the date of this Amendment by Administrative Agent, including, without limitation, (a) the fees and expenses of Winstead Sechrest & Minick P.C., and (b) $775 per day charge for each agent or employee with respect to each field examination or audit conducted pursuant to this Amendment or any other Loan Document.

14.                                 NO ORAL AGREEMENTS.  THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGES TO FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as the date first above written.

BORROWERS:

METALS USA, INC.

By:	/S/ TERRY FREEMAN
Name:	Terry L. Freeman
Title:	Senior Vice President and Chief Financial Officer

METALS USA BUILDING PRODUCTS, L.P.
(f/k/a “ALLMET BUILDING PRODUCTS, L.P.”)
By: Allmet GP, Inc., its General Partner
ALLMET GP, INC.
ALLMET LP, INC.
INTERSTATE STEEL SUPPLY CO. OF MARYLAND, INC.
INTSEL GP, INC.
INTSEL LP, INC.
i-SOLUTIONS DIRECT, INC.
JEFFREYS REAL ESTATE CORPORATION
LEVINSON STEEL GP, INC.
LEVINSON STEEL LP, INC.
METALS RECEIVABLES CORPORATION
METALS USA CARBON FLAT ROLLED, INC.
METALS USA FINANCE CORP.
METALS USA FLAT ROLLED CENTRAL, INC.
METALS USA MANAGEMENT CO., L.P.
By: MUSA GP, Inc., its General Partner
METALS USA PLATES AND SHAPES, NORTHEAST, L.P.
By: Levinson Steel GP, Inc., its General Partner
METALS USA PLATES AND SHAPES SOUTHCENTRAL, INC.
METALS USA PLATES AND SHAPES SOUTHEAST, INC.
METALS USA PLATES AND SHAPES SOUTHWEST,
LIMITED PARTNERSHIP
By: Intsel GP, Inc., its General Partner
METALS USA REALTY COMPANY
METALS USA SPECIALTY METALS NORTHCENTRAL, INC.
MUSA GP, INC.
MUSA LP, INC.
QUEENSBORO, L.L.C.
By: Metals USA Plates and Shapes Southeast, Inc., its sole Member

By:	/S/ TERRY FREEMAN
Name:	Terry L. Freeman
Title:	Vice President of each of the above-listed entities

AGENT:

BANK OF AMERICA, NATIONAL ASSOCIATION

By:	/S/ ROBERT SCALZITTI
Name:	Robert Scalzitti
Title:	Vice President

LENDERS:

BANK OF AMERICA, NATIONAL ASSOCIATION

By:	/S/ ROBERT SCALZITTI
Name:	Robert Scalzitti
Title:	Vice President